EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

among

Telefónica Celular del Paraguay S.A.E.,
as Company,

Citibank, N.A.,
as Trustee, Note Registrar, Transfer Agent and Principal Paying Agent,

and

Banque Internationale à Luxembourg SA,
as Luxembourg Paying Agent.

Relating to 5.875% Senior Unsecured Notes due 2027

Dated as of January 28, 2020

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THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of January 28, 2020, among Telefónica Celular del Paraguay S.A.E., a corporation (sociedad anónima) incorporated and existing under the laws of Paraguay (the “Company”), Citibank, N.A., as trustee (in such capacity, the “Trustee”), principal paying agent, note registrar and transfer agent, and Banque Internationale à Luxembourg SA, as paying agent in Luxembourg (the “Luxembourg Paying Agent”).
RECITALS
WHEREAS, the Company, the Trustee and the Luxembourg Paying Agent entered into an indenture, dated as of April 5, 2019 (as amended, supplemented or otherwise modified, the “Indenture”), relating to the Company’s 5.875% Senior Unsecured Notes due 2027 (the “Notes”) and pursuant to which the Company initially issued U.S.$300,000,000 aggregate principal amount of Notes (the “Initial Notes”);
WHEREAS, Section 2.03 of the Indenture provides that Additional Notes may be created and issued from time to time under the Indenture by the Company (subject to the Company’s compliance with Section 5.04 of the Indenture) without notice to or consent of the Holders and that such Additional Notes will be consolidated and treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase, with the Notes initially issued pursuant to the Indenture;
WHEREAS, pursuant to Section 10.02(e) of the Indenture, the Trustee and the Company are authorized to execute and deliver this First Supplemental Indenture without the consent of the Noteholders;
WHEREAS, the Company has duly authorized the issuance of Additional Notes and is, on the date hereof, issuing U.S.$250,000,000 in aggregate principal amount of its 5.875% Senior Unsecured Notes due 2027 under the Indenture (the “New Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this
First Supplemental Indenture to provide for the issuance of the New Notes and the authentication and delivery thereof by the Trustee; and

WHEREAS, all things necessary to make the New Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture, the valid, binding and legal obligations of the Company, and to constitute a valid indenture and agreement according to its terms, have been done.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this First Supplemental Indenture hereby agree as follows:
Section 1.    Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.    As of the date hereof, the Company shall issue the New Notes pursuant to the Indenture. The New Notes shall constitute Additional Notes issued pursuant to Section 2.03 of the Indenture and shall be consolidated and treated as a single class with the Initial Notes for all purposes under the

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Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase. The New Notes shall have the same terms as to status, redemption and otherwise as the Initial Notes, except that interest shall accrue on the New Notes from October 15, 2019. The New Notes shall be issued on January 28, 2020 at a re-offer price of 106.375% of principal amount, plus accrued and unpaid interest, in the amount of U.S.$4,202,256.94 in the aggregate, for the period from and including October 15, 2019 up to but excluding January 28, 2020. The New Notes issued in the form of Global Notes will be issued under the same CUSIP/ISIN numbers as the Initial Notes (except that New Notes issued pursuant to Regulation S under the Securities Act will trade separately under different CUSIP/ISIN numbers until at least 40 days after the issue date of the New Notes and thereafter, subject to the terms hereof); it being understood that any New Notes issued in the form of a definitive Note may be exchanged for a beneficial interest in a Global Note in accordance with the provisions of the Indenture. The aggregate principal amount of the New Notes that may be authenticated and delivered pursuant to this First Supplemental Indenture shall be U.S.$250,000,000. Promptly following the termination of 40 days following the issue date of the New Notes, the Company shall cause the beneficial interests in New Notes in the form of Regulation S Global Notes to be exchanged for beneficial interests in the Initial Note Regulation S Global Note (CUSIP P90475 AB3) pursuant to the rules and procedures of the Registered Depositary. The Company shall deliver to the Trustee a Company Order to process such mandatory exchange, along with an Officer’s Certificate and Opinion of Counsel.
Section 3.    This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of laws principles. For the avoidance of doubt, articles 84 to 94-8 of the Luxembourg law on commercial companies dated August 10, 1915 (as amended) (the “Luxembourg Companies Law”) are excluded.
EACH OF THE COMPANY, THE TRUSTEE, THE PRINCIPAL PAYING AGENT AND THE LUXEMBOURG PAYING AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE OR THE NEW NOTES, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF THE TRUSTEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.
Section 4.    As of the date hereof, the Company will issue, and the Trustee is directed to authenticate and deliver, the New Notes under the Indenture, substantially in the form as set forth in the applicable portion of Exhibit A to the Indenture.
Section 5.    This First Supplemental Indenture may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this
First Supplemental Indenture by telecopier or electronic transmission shall be effective as delivery of an original executed counterpart of this First Supplemental Indenture.
Section 6.    This First Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this First Supplemental Indenture will henceforth be read together.

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Section 7.    The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in this First Supplemental Indenture. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee shall not be accountable for the use or application by the Company of the New Notes or the proceeds thereof.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

TELEFÓNICA CELULAR DEL PARAGUAY S.A.E., as the Company
By:
Name: [⦁]
Title: [⦁]

By:
Name: [⦁]
Title: [⦁]

[Signature page to First Supplemental Indenture]
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CITIBANK, N.A. solely in its capacity as Trustee, Principal Paying Agent, Note Registrar and Transfer Agent
By:
Name: Danny Lee
Title: Senior Trust Officer

[Signature page to First Supplemental Indenture]
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BANQUE INTERNATIONALE À LUXEMBOURG SA, as Luxembourg Paying Agent
By:
Name: Jean-Jacques Kinnen
Title: Senior Manager

By:
Name: Biagio Grasso
Title: [⦁]

[Signature page to First Supplemental Indenture]
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